UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 07/01/2005

Centene Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-33395

Delaware	42-1406317
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7711 Carondelet Avenue, Suite 800, St. Louis, MO 63105

(Address of Principal Executive Offices, Including Zip Code)

314-725-4477

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[    ] Pre- commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[    ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01    Entry into a Material Definitive Agreement

On July 23, 2005, FirstGuard Health Plan Kansas, Inc., a subsidiary of Centene, executed an amendment to the Kansas Healthwave Title XIX and Title XXI Capitated Managed Care Health Services Contract between FirstGuard Health Plan Kansas, Inc. and the Secretary of Social and Rehabilitation Services of the State of Kansas. The amendment is effective by its terms as of July 1, 2005.

Among other things, the amendment extends the original agreement through June 30, 2006 and amends the applicable capitation rates, as well as the definition of “Medical Services” and “Medical Services Not Included.”

The amendment is included as Exhibit 10.1 to this current report. The original agreement is filed as Exhibit 10.2 to our Annual Report on Form 10-K dated as of February 24, 2005. The above description is qualified in its entirety by reference to such exhibits.

On July 28, 2005, Coordinated Care Corporation Indiana, Inc., a subsidiary of Centene, executed an amendment to a contract between Coordinated Care and the Office of Medical Policy and Planning and the Office of the Children’s Health Insurance Program of the Indiana Family and Social Services Administration. The amendment is effective by its terms as of July 1, 2005.

Among other things, the amendment amends the applicable capitation rates, as well as the “scope of work” description and dispute resolution process.

The amendment is included as Exhibit 10.2 to this current report. The original agreement is filed as Exhibit 10.3 to our Annual Report on Form 10-K dated as of February 24, 2005. The above description is qualified in its entirety by reference to such exhibits.

Item 9.01     Financial Statements and Exhibits

(c)    Exhibits

See Exhibit index attached hereto

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Centene Corporation

Date:	July 8, 2005	By:	/s/ Michael F. Neidorff
Michael F. Neidorff Chairman and CEO

Exhibit Index

Exhibit No.	Description
10.1	Amendment Seventeen to the Kansas Healthwave Title XIX and Title XXI Capitated Managed Care Health Services Contract with Firstguard Health Plan Kansas, Inc. 2006 Renewal

10.2	First Amendment to Contract Between the Office of Medicaid Policy and Planning, The Office of the Children’s Health Insurance Program and Coordinated Care Corporation Indiana , Inc.